Independent auditors' consent
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The board and shareholders
AXP Government Income Series, Inc.:
         AXP Short Duration U.S. Government Fund
         AXP U.S. Government Mortgage Fund


We consent to the use of our reports and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Auditors" in Part B of the Registration Statement incorporated herein by reference.



/s/ KPMG LLP
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    KPMG LLP
    Minneapolis, Minnesota
    December 12, 2003